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                                                                   EXHIBIT 24(b)


                               POWER OF ATTORNEY

         Know all men by these presents, that the person whose signature appears below constitutes and appoints W. Ray Wallace, John T. Sanford and F. Dean Phelps, and each of them, his attorneys-in-fact for him in any and all capacities, to sign the Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-4 for Trinity Industries, Inc., dated on or after December 18, 1996 (the "Registration Statement") and any and all amendments (including additional Post-Effective Amendments) to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.





/s/ JOHN L. ADAMS                          Date:   December 18, 1996
-----------------
John L. Adams